RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com
____________________________________________

September 14, 2006

To the Board of Directors of
DGT Corp.
Beijing, 101300, China

To Whom It May Concern:

                                              Consent of Accountant

Ronald N. Silberstein, C.P.A., P.L.L.C., hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by DGT Corp., of our report dated September 7, 2006, relating to the financial statements of DGT Corp., a Nevada Corporation, for the period ending June 30, 2006.

Sincerely,

 /s/ Ronald N. Silberstein, CPA, PLLC
Ronald N. Silberstein, C.P.A., P.L.L.C.